UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010 (June 25, 2010)
CHINA REDSTONE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-146942 (Commission File Number)	20-8285559 (IRS Employee Identification No.)
239 Jianxin Road, Jiangbei District,
Chongqing, PRC 400000
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (86) 023-67755514
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Bylaws Amendments
     Effective on June 25, 2010, China Redstone Group, Inc. (the “Company”) amended Article VI, Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of the Company’s Bylaws to allow for the issuance and transfer of uncertificated shares of the Company’s capital stock, as permitted under the Delaware General Corporation Law (the “Bylaws Amendments”), as approved by the Company’s Board of Directors. Prior to the foregoing amendments, the Company’s Bylaws did not address the issuance or transfer of uncertificated shares. The Bylaws Amendments were adopted in order to make the Company eligible to participate in a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, which allows shares of stock to be owned, reported and transferred electronically without the need for physical stock certificates.
     The foregoing summaries of the above-described amendments to the Company’s Bylaws are qualified in their entirety by reference to the full text of the Bylaws Amendments, which is filed as Exhibit 3.2 to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.2	Amendments to the Bylaws of China Redstone Group, Inc.*

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2010	CHINA REDSTONE GROUP, INC. (Registrant)
	By:	/s/ Michael Wang
Michael Wang
Chief Financial Officer

3